SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 16, 2016

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
(Address of Principal Executive Offices, Zip Code)

(503) 331-7270
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 16, 2016, Thomas D. Larson submitted his written resignation from the Board of Directors (the "Board") of Craft Brew Alliance, Inc. (the "Company"), effective as of 11:59 p.m. on December 31, 2016. Mr. Larson had been designated by Anheuser-Busch, LLC ("A-B") to serve on the Board pursuant to Section 2.1(p) of that certain Amended and Restated Exchange and Recapitalization Agreement dated May 1, 2011, as amended by Amendment No. 1 dated August 23, 2016 (the "Exchange Agreement"), which gives A-B the right to designate up to two individuals to serve on the Board.

(d) Upon the effectiveness of Mr. Larson's resignation, there will be two vacancies on the Board, and no A-B designated individuals will be serving on the Board. Pursuant to Section 2.1(p) of the Exchange Agreement, A-B has designated Nickolas A. Mills and Michael R. Taylor to serve on the Board. On December 21, 2016, the Board elected Messrs. Mills and Taylor to fill the two vacant Board positions, effective as of 12:01 a.m. on January 1, 2017, to a term that will expire at the 2017 Annual Meeting of Shareholders, subject to any required regulatory approval from the Alcohol and Tobacco Tax and Trade Bureau and various state liquor control regulatory authorities.

Nickolas A. Mills currently serves as a Vice President for The High End at A-B. His professional career at A-B includes the roles of Senior Brewmaster and Senior General Manager at Baldwinsville Brewery.

Michael R. Taylor serves as a Vice President for the North America Zone of A-B, where he has been responsible for business development and partnerships for the U.S. and Canadian business units since December 2010. Since joining A-B in 2004, Mr. Taylor has held various roles in finance and real estate.

Messrs. Mills and Taylor will receive compensation for their services on the Board consistent with the Company's standard practices for non-employee directors, as described in Exhibit 10.16 to the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 2, 2016, which description is incorporated herein by reference.

As Messrs. Mills and Taylor are employees of A-B and were designated by A-B, the Board has determined that neither is an "independent director" under NASDAQ Listing Rule 5605(a)(2).

There are no transactions in which Messrs. Mills and Taylor have an interest requiring disclosure under Item 404(a) of Regulation S-K. There are no family relationships between either Mr. Mills or Mr. Taylor and any other executive officer or director of the Company. Other than the compensation arrangements described above, there is no arrangement or understanding between either Mr. Mills or Mr. Taylor and any other persons or entities pursuant to which either Mr. Mills or Mr. Taylor was appointed as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: December 22, 2016	By:	/s/Joseph K. Vanderstelt
Joseph K. Vanderstelt
Chief Financial Officer